Exhibit 1(c)

                                                                         DRAFT
                                                                       1/13/94



                         ELIZABETHTOWN WATER COMPANY



                                _____________


                          PUBLIC INVITATION FOR BIDS



          ELIZABETHTOWN WATER COMPANY hereby invites bids for the purchase from it of ________ shares of its Cumulative Preferred Stock_____, $___ par value. Such bids are to be presented to the Company at the office of Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, N.Y. 10004-1490, before 11:00 A.M., New York Time, on __________ __, 199__.
Copies of a prospectus relating to the Preferred Stock and of the Statement of Terms and Conditions Relating to Bids are enclosed with this Invitation, and additional copies may be obtained at the office of McCarter & English, Four Gateway Center, 100 Mulberry Street, Newark, N.J. 07102-4096,
Attention: Bart J. Colli, Esq. or David F. Broderick, Esq. Bids will be considered only if made in accordance with and subject to such terms and conditions. The Company has tentatively scheduled an information meeting to be conducted by conference telephone call on __________ __, 199__ at 3:00 P.M., New York Time, or, if the Company should so elect, at said office of Winthrop, Stimson, Putnam & Roberts. Parties interested in participating in such meeting should please contact the undersigned at (908) 654-1234.


                              ELIZABETHTOWN WATER COMPANY


                              By:  ANDREW M. CHAPMAN
                                   Senior Vice President,
                                   Chief Financial Officer and
                                   Treasurer


Dated:   __________ __, 199__

                         ELIZABETHTOWN WATER COMPANY

                                 ____________


              STATEMENT OF TERMS AND CONDITIONS RELATING TO BIDS



          ELIZABETHTOWN WATER COMPANY (the "Company") has invited bids, subject to the terms and conditions hereof, for the purchase from it of _________ shares of a new series of its Cumulative Preferred Stock _______, $___ par value (the "Preferred Stock").

SECTION 1.  Information Concerning the Company and the Debentures.

          Prospective bidders may examine, at the offices of McCarter & English, Four Gateway Center, 100 Mulberry Street, Newark, N.J. 07102-4096, copies of the following:

          (a) the Registration Statement with respect to the Preferred Stock, in the form in which it became effective, and the documents incorporated by reference in said Registration Statement pursuant to
     Item 12 of Form S-3;

          (b) the Petition to and, if available, the Order of, the Board of Regulatory Commissioners of the State of New Jersey relating to the issuance of the Preferred Stock;

          (c) the form of bid ("Form of Bid") to be used by bidders in offering to purchase the Preferred Stock, to which is annexed the form of contract ("Purchase Agreement") for the purchase of the Preferred Stock;

          (d) the Company's Certificate of Incorporation and the form of Certificate of Amendment to the Company's Certificate of Incorporation establishing the rights and Preferences of the Preferred Stock;

          (e) the Prospective Purchaser's Questionnaire to be completed in triplicate and delivered to the Company by each bidder prior to the bid; and

          (f) memoranda by McCarter & English with respect to the necessity for the qualification of the Preferred Stock for offer and sale under the securities or blue sky laws of various jurisdictions.

          Copies of certain of the documents described above are enclosed herewith. Copies of all of said documents in reasonable quantities (except the Certificate of Incorporation and exhibits to said Registration Statement) will be supplied upon request, so long as available, to prospective bidders. The Company reserves the right to amend the Registration Statement and Prospectus (and to file additional documents to be incorporated therein by reference) and to make changes in any other documents relating to the issuance or sale of the Preferred Stock. On request, the Company will furnish copies of any such amendments and changes to prospective bidders.


SECTION 2.  Information Concerning the Bidders to be Furnished to the
Company.




          Each prospective bidder shall be required to deliver three completed Prospective Purchaser's Questionnaires for such bidder to Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, N.Y. 10004-1490,
Attention: David P. Falck, Esq. or Lucas F. Torres, Esq. prior to 12:00 noon, New York Time, on ________, __________ __, 199__.

          In the case of a bid by a group of bidders, the several bidders in the group shall act through a duly authorized representative or representatives (the "Representative"), who may be included in such group and who shall be designated as such in both the Prospective Purchaser's Questionnaires and the Form of Bid filed by the members of the group. In case the Representative so designated consists of two or more persons, the Company shall be entitled to assume in all matters contemplated hereby and by the Purchase Agreement that any one of such persons is fully authorized to act on behalf of all such persons.


SECTION 3.  Form and Contents of Bid.

          Each bid must be for the purchase of all of the Preferred Stock and may be made by a single bidder or by a group of bidders. In case the bid of a group of bidders is accepted, the obligations of the members of the group shall be several, and not joint. No bidder may submit or participate, directly or through an affiliate, in more than one bid for the Preferred Stock.

          All bids must be submitted in duplicate, must be in writing on the Form of Bid furnished by the Company and must be signed by the Representative on behalf of the members of a group of bidders, or, in the case of a single bidder, by such bidder, with appropriate changes in the text of the Form of Bid.

          Each bid for the Preferred Stock must specify the dividend rate per annum per share of the Preferred Stock, which shall be a multiple of $.05, the price per share to be paid to the Company for the Preferred Stock, which shall be the par value per share thereof, and the compensation to be paid by the Company to the purchaser or purchasers. The proceeds to be received by the Company from the sale of the Preferred Stock, after deduction of the purchasers' compensation, shall not be less than 98% of the aggregate price to the Company for the Preferred Stock. (The Preferred Stock will accrue dividends from the date of original issuance.)

          Bids submitted on behalf of a group of bidders shall give the names of the members in the group but may, at the time of submission, omit the respective number of shares of Preferred Stock to be purchased by the members of the group; but, in the case of such omission, the Representative, on behalf of the successful bidders, shall, and by the submission of such bid agrees to, insert promptly in Exhibit A to such bid, prior to its acceptance in writing by the Company, and in any event prior to 2:00 P.M., New York time on the date on which bids are opened, the respective number of shares of Preferred Stock to be purchased severally by such bidders; all with the same force and effect as if the same had been included in such bid at the time of the submission thereof.

          The Representative submitting a bid may, forthwith upon discovery, correct any error which it has made in the bid in specifying the bidders or the number of shares of Preferred Stock (if included in the bid) to be purchased by any bidder or bidders; and if, after all such corrections, a bid is accepted which provides for the purchase of less than all or more than all of the Preferred Stock, the Representative submitting such bid shall be deemed to have increased or decreased, as the case may be, to the extent of the discrepancy, the number of shares of Preferred Stock to be purchased by it. In case such Representative consists of two or more persons, such increase or decrease shall be allocated between or among them as they shall agree, provided that, if there shall be no such agreement, then such increase or decrease shall be allocated between or among them in proportion to the number of shares of Preferred Stock set forth opposite their respective names in Exhibit A attached to the bid. If in the case of a decrease the discrepancy is greater than the number of shares of Preferred Stock offered to be purchased by the Representative, then to the extent that the discrepancy is greater than such amount, the number of shares of Preferred Stock offered to be purchased by each other bidder shall be proportionately reduced.

          Any correction or adjustment of the number of shares of Preferred Stock or the name of any bidder made or provided for hereunder shall, for the purpose of the Purchase Agreement, be or be deemed to have been reflected in Exhibit A attached to the bid.

          The Company may, in its sole discretion, require any bidder to deliver with its bid a certified, cashier's or official bank check in an amount equal to 1% of the aggregate par value of the Preferred Stock, payable in New York Clearinghouse funds and drawn to the order of the Company. The Company will, upon request, promptly notify any bidder as to whether such bidder will be required to deliver a check with its bid. If the bid of such bidder is accepted, the check delivered with respect thereto or the funds represented thereby will be held by the Company as security for the performance of the obligations of the bidder or of the respective members of the group of bidders, as the case may be, and will be held and disposed of in accordance with the Purchase Agreement. If such bid is not accepted, the check delivered with such bid will be returned forthwith to the bidder or, in the case of a group of bidders, to the Representative.


SECTION 4.  Submission of Bids.

          Each bid must be presented to the Company at the office of Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, N.Y. 10004-1490, before 11:00 A.M., New York Time, on __________ __, 199__ (or at
such later time as may be fixed by the Company as provided below), enclosed in a sealed envelope. [At the option of the Company, the Company may accept one or more of such bids received by it not later than the time set forth above through signed facsimile transmissions, provided that hard copy of such bids are thereafter promptly received by the Company at the aforesaid offices.]

          The Company reserves the right, in its discretion, from time to time to postpone the time for presentation and opening of bids and will, by telephone or otherwise, give notice of any such postponements to each prospective bidder, or the Representative of each group of prospective bidders, who has filed a Form of Bid.


SECTION 5.  Opening, Acceptance or Rejection of Bids.

          All bids will be opened by the Company at the aforesaid office of Winthrop, Stimson, Putnam & Roberts immediately following the time fixed for the presentation thereof as provided in Section 4 hereof. Each Representative and each single bidder is entitled and invited to be present and to examine each bid submitted. The Company reserves the right to return all bids unopened either at or prior to the time specified for the opening of bids and the right to reject all bids at or after the opening thereof.

          Prior to 2:00 P.M., New York Time, on the day fixed for the presentation of bids, the Company will (subject to the following provisions of this Section) accept the bid which shall provide it with the lowest "cost of money", the "cost of money" to be determined by the Company in the manner hereinafter set forth, and any bid not so accepted by the Company by such time shall be deemed to have been rejected. The "cost of money" with respect to each bid for the purchase of the Preferred Stock will be determined as being four times that factor or discount rate which when applied against each quarterly dividend payment and mandatory sinking fund payment, if any, will equate the sum of such discounted quarterly payments (including mandatory sinking fund payments, if any, as made) to the amount to be received by the Company from the sale of Preferred Stock that is, the par amount of such Preferred Stock less the purchasers' compensation. The "cost of money" shall be calculated from ________ __, 199__ as if the closing occurred on such date. The calculation by the Company of the winning bid shall be final.

          Each bid will be accepted or rejected in its entirety. In case two or more bids provide the identical lowest "cost of money", the Company (unless it shall reject all bids) will forthwith give the makers of such bids an opportunity to improve their bids, the duration of such opportunity to be determined by the Company. If no improved bids shall be made by such bidders within the time specified by the Company, or if upon such rebidding two or more of the bids provide the same lowest "cost of money", the Company may accept any one of such bids at its discretion, and, the Company will (unless it shall reject all bids) announce, prior to 2:00 P.M., New York Time, the name of the successful bidder. If in the case of identical bids a bid is not being improved, the bid submitted by the bidder or group of bidders making such bid need not be physically resubmitted to be considered.
Notwithstanding any other provision of this Section, the Company reserves the right to reject the bid of any bidder or group of bidders if, in the opinion of counsel for the Company, the Company may not for any reason lawfully sell the Preferred Stock to such bidder or any member of such group of bidders; provided, however, that the Company shall not have the right to so reject a bid of a group of bidders if, prior to 1:00 P.M., New York Time, on the day on which the bids are opened, the member or members to whom the Company may not, in the opinion of its counsel, lawfully sell the Preferred Stock shall have withdrawn from the group and the remaining members, or substituted members, if any shall be permitted by the Company, shall have agreed to purchase the Preferred Stock which such withdrawing member or members had offered to purchase. Any bid so rejected by the Company shall be disregarded solely for the purpose of determining the bid providing the Company with the lowest "cost of money" as described above.


SECTION 6.  Determination of Redemption Prices.

          The redemption prices of the Preferred Stock will be determined by the Company, such determination by the Company to be final, as follows:

          (a) The term "redemption period" shall mean the twelve-month period beginning on __________ __ in each calendar year, beginning with the calendar year ____, and ending the ___ day of _________ of the next succeeding calendar year;

          (b) The redemption price for the redemption period ending _________, ____ shall be the par value of the Preferred Stock plus an amount equal to the dividend rate per annum of the Preferred Stock (such redemption price being hereinafter referred to as the "initial redemption price"), and for each subsequent redemption period, the redemption price (before any adjustment pursuant to subsection (c) below) shall be decreased for each such redemption period by _______ of the excess of the initial redemption price (before any adjustment pursuant to subsection (c) below) over the par value, in each case, together with accrued and unpaid dividends to the date fixed for redemption; provided, however that, notwithstanding the foregoing calculation of redemption prices, (i) the redemption price shall not be less than the par value of the Preferred Stock, and (ii) no shares of the Preferred Stock shall be redeemed at the option of the Company prior to ___________, ____; and

          (c) Any redemption price calculated as above which is not a multiple of $[.01] shall be increased to the next higher such multiple.


SECTION 7.  Purchase Agreement.


          Upon the acceptance of a bid, the Purchase Agreement shall forthwith become effective without any separate execution thereof and shall constitute the agreement between the Company and the successful bidder or bidders, subject, however, to such changes therein as may be appropriate if the successful bidder or group of bidders shall not contemplate a public offering or if the time for presentation and opening of bids shall be postponed, and the Company shall, upon request, execute the form of acceptance on a signed duplicate copy of such bid furnished by, and for delivery to, the successful bidder or group of bidders. Thereafter all rights of the Company and of the successful bidder or group of bidders under the accepted bid shall be determined solely in accordance with the terms of the Purchase Agreement.


SECTION 8.  Opinion of Counsel for the Purchasers.

          McCarter & English have been selected by the Company as counsel for the bidder or bidders to give to the successful bidder or bidders opinions with respect to the Preferred Stock.

          Prospective bidders may confer with McCarter & English at their offices, Four Gateway Center, 100 Mulberry Street, Newark, N.J. 07102-4096,
Attention: Bart J. Colli, Esq. or David F. Broderick, Esq., with respect to any of the foregoing matters. The fee of such counsel is to be paid by the successful bidder or bidders, except as otherwise provided in the Purchase Agreement. Any prospective bidder and any Representative of any group of prospective bidders may obtain advice from such counsel as to the amount of their fee.


SECTION 9.  Waiver of Irregularities.

          The Company reserves the right to waive any failure on the part of any bidder or group of bidders to comply with the terms or conditions hereof and to permit the correction of typographical, clerical and other errors or omissions in any bid.


                              ELIZABETHTOWN WATER COMPANY


                              By:  ANDREW M. CHAPMAN
                                   Senior Vice President,
                                   Chief Financial Officer and
                                   Treasurer


Dated:  __________ __, 199__